[Letterhead of Cadwalader, Wickersham & Taft]




                                          May 30, 1996

Salomon Brothers Mortgage Securities VII, Inc.
Seven World Trade Center
New York, New York 10048

           Re:  Mortgage Pass-Through Certificates
                ----------------------------------

Gentlemen:

     We have acted as your special counsel in connection with Post-Effective Amendment No. 1 ("Post-Effective Amendment No. 1") to the Registration Statement on Form S-3 (No. 33-84924) (the "Registration Statement"), which Registration Statement was filed with the Securities and Exchange Commission (the "Commission") on October 7, 1994, pursuant to the Securities Act of 1933, as amended (the "Act"). Post-Effective Amendment No. 1, to which this opinion is an exhibit, is being filed with the Commission pursuant to the Act to amend the form of Basic Prospectus for use in a residential or multifamily transaction (the "Residential Prospectus") previously filed as part of the Registration Statement. The Residential Prospectus describes Mortgage Pass-Through Certificates ("Certificates") to be sold by Salomon Brothers Mortgage Securities VII, Inc. ("Salomon") in one of more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under either (i) a separate pooling and servicing agreement (each a "Pooling and Servicing Agreement") among a master servicer (a "Servicer") and a trustee (a "Trustee") to be identified in the Prospectus Supplement for such Series or (ii) a separate trust agreement between Salomon and a Trustee to be identified in the Prospectus Supplement for such Series. Forms of Pooling and Servicing Agreements are incorporated by reference as exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

     In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, the Residential Prospectus and the forms of Prospectus Supplement relating to the Residential Prospectus and constituting a part thereof, each substantially in the form filed with the Commission; (2) the forms of the Pooling and Servicing Agreements filed as exhibits to the registration statement (No. 33-78332) and incorporated by reference in the Registration Statement; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to Salomon.

                  Based on the foregoing, we are of the opinion that:

                           1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by Salomon, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of Salomon, enforceable against Salomon in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general
                  principles   of  equity  and  the   discretion  of  the  court
                  (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by Salomon, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

                           3. The description of federal income tax consequences
                  appearing under the heading "Certain Federal Income Tax Consequences" in the Residential Prospectus accurately describes the material federal income tax consequences to holders of Offered Certificates, under existing law and subject to the qualifications and assumptions stated therein.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Residential Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                       Very truly yours,

                                       /s/ Cadwalader, Wickersham & Taft